Exhibit 99.3

Gentherm to Acquire Alfmeier’s Automotive Business,

An Innovative Market Leader in Automotive Lumbar and Massage Comfort Solutions

Creates the largest global supplier of thermal and pneumatic comfort for automotive

Expands Gentherm’s value proposition beyond thermal in comfort, health, wellness and energy efficiency

NORTHVILLE, Michigan, May 4, 2022 /Global Newswire/ - Gentherm (NASDAQ:THRM), a global market leader of innovative thermal management technologies, announced today that it has entered into a definitive purchase agreement to acquire the automotive business of Alfmeier Präzision SE (“Alfmeier”).

Alfmeier, headquartered in Treuchtlingen, Germany, is an innovative market leader in automotive lumbar and massage comfort solutions, with deep expertise in advanced valve system technologies, integrated electronics and software. Alfmeier pioneered the use of Shape Memory Alloy (SMA) valve and pump technology for automotive seats, and continues to be an industry leader in innovation with more than 200 patents. Additionally, they are a global leader in high complexity, high reliability valves for automotive fluid systems. With approximately 2,200 employees globally, Alfmeier has operations in Germany, the Czech Republic, the United States, Mexico and China. Alfmeier’s automotive business to be acquired generated €232 million in revenue for 2021.

The acquisition of Alfmeier further expands Gentherm’s value proposition beyond thermal in comfort, health, wellness and energy efficiency. Gentherm is excited to offer more compelling and high-value solutions across complementary customer relationships, leveraging the combined technologies, teams and capabilities. Gentherm also sees an opportunity to integrate the highest performing comfort and wellness solutions in the most space efficient manner, which is particularly important for electric vehicles that demand compact integrated designs. In addition to revenue synergies, the Company expects to achieve approximately $10 million in annual run-rate cost savings.

“Alfmeier’s automotive business is a perfect complement to Gentherm’s existing capabilities and will further drive our mission to improve comfort, health, wellness, and energy efficiency,” said Phil Eyler, Gentherm's President and CEO. “This transaction aligns well with global consumer demand for expanded offerings in vehicle passenger comfort. Combining Alfmeier’s technological advancements in physiotherapy with Gentherm’s expertise in thermophysiology maximizes our capabilities of providing world class comfort and wellness solutions. In addition, Alfmeier’s industry leading expertise in air and liquid flow valve systems should also open additional growth opportunities for Gentherm’s ClimateSenseTM and Battery Performance Solutions. We look forward to welcoming the members of the Alfmeier team to the Gentherm family.”

Andreas Gebhardt, CEO of Alfmeier, said “I am excited to see the combination of two unique system design companies with integrated hardware and intelligent software. Alfmeier, as part of Gentherm, will be able to deliver a superb passenger experience through highly cost-efficient systems at a much larger scale. Automakers around the world will benefit from the innovative culture of both companies with integrated market-leading thermal and physical comfort solutions.”

Under the terms of the transaction, Gentherm will acquire Alfmeier for €177.5 million in cash, subject to adjustments as set forth in the purchase agreement. The transaction will be funded through a combination of Gentherm’s existing cash balances and revolving credit facility. The transaction, subject to regulatory approvals and other customary closing conditions, is expected to close during the third quarter of 2022.

Guggenheim Securities, LLC is serving as the financial advisor to Gentherm. Honigman LLP and Gleiss Lutz are acting as legal counsel to Gentherm.

Conference Call

Management will discuss this acquisition on its previously-announced First Quarter earnings results conference call today at 8:00 am Eastern Time. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside this U.S.). The passcode for the live call is 13728996.

A live webcast and one-year archived replay of the call can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available approximately two hours after the call until 11:59 pm Eastern Time on May 18, 2022. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13728996.

Investor Relations Contact
Yijing Brentano

investors@gentherm.com
(248) 308-1702

Media Contact

Melissa Fischer

media@gentherm.com

(248) 289-9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 10,000 employees in facilities in the United States, Germany, China, Hungary, Japan, Korea, North Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including that:

▪

the COVID-19 pandemic and its direct and indirect adverse impacts on the automobile and medical industries and global economy, which had, and are likely to continue to have, an adverse effect on, among other things, the Company’s results of operations, financial condition, cash flows, liquidity, business operations, and stock price;

▪

the current supply-constrained environment the Company is facing involving component shortages, manufacturing disruptions, logistics challenges and inflationary pressures, and any future material delays or inflationary pressures in the supply chain of the Company or the automotive original equipment manufacturers or first tier suppliers supplied by the Company;

▪	the period of sustained price increases for various material components and shipping costs currently experienced in the automotive industry, which may continue for longer than the Company expects;
▪

risks relating to the Company’s proposed acquisition of Alfmeier (the “Acquisition”), including: that the closing conditions to the proposed Acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant required antitrust approval; the occurrence of any event that could give rise to termination of the Acquisition agreement, including due to factors outside of the Company’s control; delay in closing the Acquisition or the possibility of non-consummation of the Acquisition; risks that the pendency and efforts to consummate the Acquisition may be disruptive to the Company or Alfmeier or their respective management teams; the effect of announcing the transaction on Alfmeier’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties for the post-transaction benefit of the Company; the Company’s increased debt leverage following the closing of the Acquisition; risks inherent in the achievement of expected financial results, growth prospects and cost synergies for the Acquisition and the timing thereof; unexpected costs associated with or relating to the proposed Acquisition; and integration risks;

▪

the impact of industry or consumer behaviors on future automotive vehicle production and the Company’s strategy to develop and sell products tailored to evolving market demands, including the development and use of autonomous and electric vehicles and increasing use of car- and ride-sharing and on-demand transportation as a service, as well as related regulations;

▪	borrowing availability under the Company’s revolving credit facility;
▪	the Company’s failure to be in compliance with covenants under its debt agreements, which could result in the amounts outstanding thereunder being accelerated and becoming immediately due and payable;
▪	the Company’s ability to obtain additional financing by accessing the capital markets, which may not be available on acceptable terms or at all;
▪	the macroeconomic environment, including its impact on the automotive industry, which is cyclical;
▪	any significant declines in automobile production;

▪	market acceptance of the Company’s existing or new products, and new or improved competing products developed by competitors with greater resources;
▪	shifting customer preferences, including due to the evolving use of automobiles and technology;
▪	the Company’s ability to project future sales volumes, based on which the Company manages its business;
▪	reductions in new business awards due to the macroeconomic environment, COVID-19 and related uncertainties;
▪	the Company’s ability to convert new business awards into product revenues;
▪	the loss, material reduction in sales from or the insolvency of any of the Company’s key customers, including due to M&A or other market consolidation of OEMs and Tier 1s;
▪	the loss of any key suppliers;
▪	the impact of price downs in the ordinary course, or additional increased pricing pressures from the Company’s customers;
▪	the feasibility of Company’s development of new products on a timely, cost effective basis, or at all;
▪	security breaches and other disruptions to the Company’s IT systems;
▪	labor shortages, wage inflation and work stoppages impacting the Company, its suppliers or customers;
▪	changes in free trade agreements or the implementation of additional tariffs, and the Company’s ability to pass-through tariff costs;
▪	unfavorable changes to currency exchange rates;
▪	the Company’s ability to protect its intellectual property in certain jurisdictions;
▪	the Company’s ability to effectively implement ongoing restructuring and other cost-savings measures or realize the full amount of estimated savings;
▪	compliance with, and increased costs related to, domestic and international regulations, including potential climate change regulations;
▪

the Ukraine-Russia conflict, which has led to and could lead to further challenges in our manufacturing operations in our Ukraine facility and further global economic sanctions and market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions;

▪	changes in government leadership and laws, political instability and economic tensions between governments, including as a result of the ongoing Ukraine-Russian conflict; and
▪	severe weather conditions and natural disasters and any resultant disruptions on the supply or production of goods or services or customer demands.

The foregoing risks should be read in conjunction with the Company's filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors”, in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, the business outlook discussed in this release does not include the potential impact of the announced Alfmeier acquisition or any other business combinations, acquisitions, divestitures, strategic investments and other significant transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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